    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 1998



                                                      REGISTRATION NO. 333-60091

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            THE LUBRIZOL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      Ohio                                          34-0367600
(STATE OR OTHER JURISDICTION OF INCORPORATION OR     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
                 ORGANIZATION)

                            ------------------------

                                                                Charles P. Cooley
                                                   Vice President, Chief Financial Officer and
                                                                    Treasurer
            29400 Lakeland Boulevard                         The Lubrizol Corporation
           Wickliffe, Ohio 44092-2298                        29400 Lakeland Boulevard
                 (440) 943-4200                             Wickliffe, Ohio 44092-2298
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE                     (440) 943-4200
  NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S       (NAME, ADDRESS, INCLUDING ZIP CODE, AND
          PRINCIPAL EXECUTIVE OFFICES)           TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT
                                                                   FOR SERVICE)

                            ------------------------

                                WITH A COPY TO:

                           Jeffrey J. Margulies, Esq.
                        Squire, Sanders & Dempsey L.L.P.
                              4900 Society Center
                               127 Public Square
                           Cleveland, Ohio 44114-1304
                                 (216) 479-8500
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined in light of market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAW OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED AUGUST 28, 1998


--------------------------------------------------------------------------------

                                   PROSPECTUS
--------------------------------------------------------------------------------

                                  $200,000,000
                            THE LUBRIZOL CORPORATION
                                DEBT SECURITIES

     The Lubrizol Corporation (the "Company") may offer from time to time in one or more series its debt securities (the "Debt Securities") in amounts, at prices and on terms to be determined at the time of offering. The aggregate initial offering price of the Debt Securities to be offered will be limited to $200,000,000 (or the equivalent if Debt Securities are denominated in foreign currency or currency units) or, if Debt Securities are issued at an original issue discount, such greater amount as shall result in gross proceeds of $200,000,000. The Debt Securities will be unsecured senior securities ranking pari passu with all other unsecured senior securities of the Company. The general terms and conditions of the Debt Securities are described under "Description of Debt Securities" in this Prospectus.

     The accompanying Prospectus Supplement sets forth the specific designation, aggregate principal amount, designated currency (or currency unit), form, purchase price, maturity, interest rate (or manner of calculation thereof), time of payment of interest, terms of optional or mandatory redemption, and other specific terms of the Debt Securities. The Debt Securities may be offered to or through underwriters, dealers or agents designated from time to time, as set forth in the Prospectus Supplement, and may be offered to other purchasers directly by the Company. The Prospectus Supplement also sets forth any compensation to each underwriter, dealer or agent involved in the offer of the Debt Securities, the other terms and manner of the offer and distribution of the Debt Securities and the net proceeds to the Company from such offering. See "Plan of Distribution" for possible indemnification arrangements for underwriters, dealers and agents.

             ------------------------------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS             , 1998.

     No dealer, salesman or any other person has been authorized to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement in connection with the offering described in this Prospectus and such Prospectus Supplement, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company or by any underwriter, dealer or agent. Neither this Prospectus nor any Prospectus Supplement shall constitute an offer to sell or a solicitation of an offer to buy Debt Securities in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") in accordance with the Exchange Act. Reports, proxy statements and other information, including the documents incorporated by reference herein, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site that contains reports, proxy statements and other information filed by the Company. The Commission's Internet address is http://www.sec.gov. Such material may be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which Exchange the common shares of the Company are listed.

     The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Further information with respect to the Company and the Debt Securities is contained in the Registration Statement and the related exhibits. Statements contained in this Prospectus concerning any document filed as an exhibit are not necessarily complete and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement may be inspected, without charge, at the public reference facilities of the Commission at the addresses set forth above, and copies may also be obtained from the Commission's principal office in Washington, DC upon the payment of prescribed fees.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by the Company (Commission File No. 1-5263) with the Commission are incorporated by reference into this Prospectus:

          (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and


          (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998.


     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing such documents. Any statement contained in this Prospectus, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, or in a Prospectus Supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Chief Financial Officer, The Lubrizol Corporation, 29400 Lakeland Boulevard, Wickliffe, Ohio 44092, telephone (440) 943-4200.

                                  THE COMPANY

     The Lubrizol Corporation is a full-service supplier of performance chemicals and products to diverse markets worldwide. Principally, the Company develops, produces and sells specialty additive packages used in transportation and industrial finished lubricants such as gasoline and diesel engine lubricating oils, automatic transmission fluids, gear oils, marine and tractor lubricants, fuel products and industrial fluids. These specialty chemical products are created through the application of advanced chemical and mechanical technologies to enhance the performance, quality and value of the products in which they are used. The Company also produces and supplies coatings additives, refinery and oil field chemicals, specialty monomers, process chemicals, synthetic refrigerant compressor lubricants, fluid metering devices and particulate emission trap devices.

     The Company was incorporated in Ohio in 1928. Its principal executive offices are located at 29400 Lakeland Boulevard, Wickliffe, Ohio 44092 and its telephone number is (440) 943-4200.

                                USE OF PROCEEDS

     Except as otherwise set forth in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes, which may include acquisitions, capital expenditures, the repurchase by the Company of its common shares, additions to working capital and reduction of other indebtedness of the Company. Funds not required immediately for such purposes may be invested temporarily in short-term marketable securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the consolidated ratio of earnings to fixed charges for the Company for the periods indicated.


                                 SIX MONTHS
                                   ENDED                  YEAR ENDED DECEMBER 31,
                                  JUNE 30        ------------------------------------------
                                    1998         1997      1996      1995      1994    1993
                                 ----------      ----      ----      ----      ----    ----
Ratio of earnings to fixed
  charges.....................      14.1(1)      18.2      18.7(1)   16.2(1)   36.8(1) 22.7(1)


---------------


(1) Included in the following years are gains on the sale of Genentech Inc. stock held by the Company and included in earnings: 1996 - $53.3 million; 1995 - $38.5 million; 1994 - $41.2 million; and 1993 - $42.4 million. Also included in the six-month period ended June 30, 1998 is a $16.2 million gain from a litigation settlement, in 1995 is a $9.5 million asset impairment charge for the write-off of an intermediate processing unit and, in 1993, an $86.3 million special charge in connection with manufacturing rationalization and organizational realignment initiatives. Excluding these items, the ratios would have been: for the six months ended June 30, 1998 - 12.1; 1996 - 14.9; 1995 - 14.2; 1994 - 30.8; and 1993 - 29.7.


     For the purposes of computing the ratio of earnings to fixed charges, "earnings" consist of income before income taxes and fixed charges (adjusted for capitalized interest), and after certain adjustments relating to earnings, losses and distributions of minority-owned affiliates. "Fixed charges" consist of interest on all indebtedness, including both amounts expensed and amounts capitalized. A statement setting forth the computation of the unaudited ratio of earnings to fixed charges is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities are to be issued under an Indenture (the "Indenture") between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"), a form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Indenture do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of the Indenture, including the definitions of certain terms contained in the Indenture and capitalized in this

Prospectus. Wherever particular sections or defined terms of the Indenture are referred to in this Prospectus, such sections or defined terms are incorporated by reference in this Prospectus.

     The following sets forth certain general terms and provisions of the Debt Securities. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") will be described in the Prospectus Supplement relating to such Offered Debt Securities (the "Applicable Prospectus Supplement").

GENERAL

     The Debt Securities to be offered will be limited to $200 million (or the equivalent in foreign currencies or currency units) aggregate principal amount or, if issued at an original issue discount, such greater amount as shall result in gross proceeds of $200 million. The Indenture does not limit the amount of Debt Securities that may be issued under the Indenture and provides that Debt Securities may be issued under the Indenture from time to time in one or more series as from time to time authorized by the Company. The Debt Securities will be unsecured senior obligations of the Company and will rank pari passu with other unsecured senior obligations of the Company. As of June 30, 1998, the Company had approximately $240 million of debt that would rank pari passu with the Debt Securities.

     The Applicable Prospectus Supplement will describe the following terms of the Offered Debt Securities: (1) the specific designation of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the price or prices (generally expressed as a percentage of the aggregate principal amount) at which the Offered Debt Securities will be issued;
(4) the date or dates on which the principal of the Offered Debt Securities will be payable; (5) the rate or rates at which the Offered Debt Securities will bear interest, if any (or the method of calculating such rate or rates), the date or dates from which any such interest will accrue (or the method by which such date or dates will be determined), the date or dates on which any such interest will be payable and the related record date or dates; (6) the place or places where the principal of and any premium and interest on the Offered Debt Securities will be payable; (7) the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities may be redeemed, in whole or in part, at the option of the Company; (8) the obligation, if any, of the Company to redeem, purchase or repay the Offered Debt Securities pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation; (9) the denominations in which the Offered Debt Securities will be issuable; (10) if other than the principal amount, the portion of the principal amount of the Offered Debt Securities which shall be payable upon declaration of acceleration of the maturity of the Offered Debt Securities; (11) the currency, currencies or currency units in which payment of the principal of and any premium and interest on any Offered Debt Securities will be payable if other than the currency of the United States of America; (12) if the principal of or any premium or interest on any Offered Debt Securities is to be payable, at the election of the Company or a holder thereof, in one or more currencies or currency units other than that or those in which such securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the Offered Debt Securities as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made; (13) whether the Offered Debt Securities will be issuable in registered form or unregistered form or both and, if Offered Debt Securities are issuable in unregistered form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of such Debt Securities; (14) the person to whom any interest on the Offered Debt Securities shall be payable, if other than the person in whose name such security is registered on the applicable record date;
(15) whether the Offered Debt Securities are to be issued in the form of one or more Registered Global Securities as described under "Registered Global Securities" below and the identity of any Depositary with respect to such Debt Securities; and (16) any other terms of the Offered Debt Securities. (Section
2.3 of the Indenture.)

     Unless otherwise indicated in the Applicable Prospectus Supplement, the Debt Securities will be issued only in fully registered form without coupons in denominations of $1,000 or integral multiples of $1,000.

     The Debt Securities may be issued as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. Original Issue Discount Securities provide for an amount less than the principal amount to be due and payable upon the declaration of acceleration of the maturity pursuant to the terms of the Indenture. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the Applicable Prospectus Supplement.

     Unless otherwise provided in the Applicable Prospectus Supplement, payments in respect of the Debt Securities will be made at the office or agency maintained by the Company for that purpose as designated by the Company from time to time, except that at the option of the Company, interest payments, if any, on Debt Securities in registered form may be made by wire transfer or by checks mailed to the holders of Debt Securities entitled thereto at their registered addresses. (Section 3.1 of the Indenture.) Unless otherwise indicated in an Applicable Prospectus Supplement, payment of any installment of interest on Debt Securities in registered form will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest payment. (Section 2.7 of the Indenture.)

     Unless otherwise provided in the Applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency maintained by the Company for such purpose as designated by the Company from time to time. (Section 2.8 of the Indenture.) Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with such transfer or exchange. (Section 2.8 of the Indenture.)

     Payment in respect of Debt Securities in unregistered form will be made in the currency and in the manner designated in the Applicable Prospectus Supplement, subject to any applicable laws and regulations, including at such paying agencies outside the United States as the Company may appoint from time to time. The paying agents outside the United States initially appointed by the Company for a series of Debt Securities will be named in the Applicable Prospectus Supplement. Where Debt Securities of any series are issued in unregistered form, the special restrictions and considerations, including special offering restrictions and special Federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities, will be described in the Applicable Prospectus Supplement. Unregistered Debt Securities will be transferable by delivery. (Section 2.8 of the Indenture.)

REGISTERED GLOBAL SECURITIES

     The registered Debt Securities of a series may be issued in the form of one or more Registered Global Securities that will be deposited with and registered in the name of a Depositary or its nominee identified in the Applicable Prospectus Supplement. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary, or by such a nominee to such Depositary or to another nominee of such Depositary, or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. (Section 2.8 of the Indenture.)

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Applicable Prospectus Supplement. The Company anticipates that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons holding interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such

Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

     So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders of such Debt Securities under the Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

CERTAIN COVENANTS OF THE COMPANY

     Negative Pledge. If the Company or any Restricted Subsidiary (as defined below) shall issue, assume, incur or guarantee any debt secured by a Mortgage on any Principal Manufacturing Property (as defined below) of the Company or any Restricted Subsidiary or on any shares of capital stock or debt of any Restricted Subsidiary, the Company will secure, or cause such Restricted Subsidiary to secure, the outstanding Debt Securities equally and ratably with such secured debt, unless after giving effect to such actions the aggregate amount of all such secured debt together with all Attributable Debt (as defined below) of the Company and its Subsidiaries in respect of sale and leaseback transactions involving Principal Manufacturing Properties would not exceed 10% of the Consolidated Net Tangible Assets (as defined below) of the Company and its consolidated Subsidiaries. This restriction will not apply in the case of
(a) the creation of Mortgages on any Principal Manufacturing Property acquired by the Company or a Restricted Subsidiary after the date of the Indenture to secure or provide for the payment of financing of all or any part of the purchase price of or construction of fixed improvements on such Principal Manufacturing Property (prior to, at the time of or within 120 days after the latest of the acquisition, completion of construction or commencement of commercial operation), or existing Mortgages upon any Principal Manufacturing Property acquired by the Company or a Restricted Subsidiary (whether or not such Mortgages are assumed), provided the Mortgage shall not apply to any property previously owned by the Company or a Restricted Subsidiary, other than any theretofore unimproved real property; (b) the assumption of any Mortgages on any Principal Manufacturing Property of a corporation which is merged into or consolidated with the Company or a Restricted Subsidiary or substantially all of the assets of which are acquired by the Company or a Restricted Subsidiary; (c) Mortgages in favor of governmental bodies of the United States or any State or any other country or any political subdivision to secure partial, progress or advance payments pursuant to any contract or statute, or to secure any debt incurred or guaranteed for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such Mortgages;
(d) Mortgages on particular property (or any proceeds of the sale of such property) to secure all or any part of the cost of exploration, drilling, mining or development intended to obtain or materially increase the production and sale or other disposition of oil, gas, coal, uranium, copper or other minerals from such property, or any debt created, issued, assumed or guaranteed to provide funds for any or all such purposes; (e) Mortgages securing debt of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary; and (f) certain extensions, renewals or replacements of Mortgages referred to in the foregoing clauses. (Section 3.6 of the Indenture.) The Indenture will not restrict the incurrence of unsecured debt by the Company or its Subsidiaries.

     Restrictions on Sale and Leaseback Transactions. Neither the Company nor any Restricted Subsidiary may, after the effective date of the Indenture, enter into any sale and leaseback transaction involving any Principal Manufacturing Property which has been or is to be sold or transferred by the Company or any Restricted Subsidiary, unless (a) the Company or such Restricted Subsidiary would be entitled to create debt secured by a Mortgage on such property as described in clauses (a)-(f) under "Negative Pledge" in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the outstanding Debt Securities; (b) during the period commencing 12 months prior to and ending 12 months after a sale and leaseback transaction, the Company or a Restricted Subsidiary expends for facilities comprising a Principal Manufacturing Property (or part thereof) all or a part of the net proceeds of such sale and leaseback transaction and elects to designate such amount as a credit against such sale and leaseback transaction; or (c) to the extent not credited as described above, the Company applies to the retirement of long-term indebtedness of the Company or any Restricted Subsidiary an amount equal to the Attributable Debt with respect to such sale and leaseback transaction. (Section 3.6 of the Indenture.) This restriction will not apply to any sale and leaseback transaction (a) between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (b) involving the taking back of a lease for a period of three years or less, or (c) if after giving effect to a sale and leaseback transaction, permitted secured debt plus Attributable Debt of the Company and its Subsidiaries in respect of sale and leaseback transactions involving Principal Manufacturing Properties would not exceed 10% of the Consolidated Net Tangible Assets of the Company and its consolidated Subsidiaries.

     Except as may be described in a Prospectus Supplement applicable to a particular series of Debt Securities, there are no covenants or other provisions in the Indenture providing for a put or increased interest or otherwise that would afford holders of Debt Securities additional protection in the event of a recapitalization transaction, a change of control of the Company or a highly leveraged transaction.

     "Principal Manufacturing Property" means any manufacturing plant or any testing or research and development facility of the Company or a Subsidiary located in the United States or Puerto Rico unless the Board of Directors of the Company determines that such plant or facility is not of material importance to the total business conducted by the Company and its consolidated Subsidiaries. (Section 1.1 of the Indenture.)

     "Attributable Debt" means the total net amount of rent required to be paid during the remaining term of any lease, discounted at the weighted average rate per annum then borne by the outstanding Debt Securities. (Section 1.1 of the Indenture.)

     "Consolidated Net Tangible Assets" means the total assets shown on the most recent audited annual consolidated balance sheet of the Company and its consolidated Subsidiaries, after deducting the amount of all current liabilities and intangible assets. (Section 1.1 of the Indenture.)

     "Subsidiary" means any corporation, partnership or other entity of which more than 50% of the outstanding voting stock or interests is directly or indirectly owned or controlled by the Company. (Section 1.1 of the Indenture.)

     "Restricted Subsidiary" means any Subsidiary owning or leasing any Principal Manufacturing Property or otherwise designated by the Board of Directors of the Company to be a Restricted Subsidiary. (Section 1.1 of the Indenture.)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company may not consolidate with or merge into any other person or transfer or lease substantially all of its assets to any person and may not permit any person to merge into or consolidate with the Company, unless (i) either the Company is the continuing entity or the successor or purchaser is a corporation organized under the laws of the United States, any State thereof or the District of Columbia and expressly assumes the Company's obligations under the Debt Securities and the Indenture, and (ii) immediately after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, exists. (Section 9.1 of the Indenture.) Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which the Company is merged or to which such sale is made, shall succeed to, and be substituted for the Company under the Indenture and under the Debt Securities. (Section 9.2 of the Indenture.)

EVENTS OF DEFAULT

     Any one of the following events will constitute an Event of Default under the Indenture with respect to Debt Securities of any series: (i) failure to pay any interest on any Debt Security of that series when due and continuance of such default for 30 days; (ii) failure to pay principal of or any premium on any Debt Security of that series when due, either at maturity, upon any redemption, by declaration or otherwise; (iii) failure to observe or perform any other of the covenants or agreements of the Company in the Indenture (other than a covenant the default or breach of which is otherwise specifically dealt with in the Indenture) continued for 60 days after written notice as provided in the Indenture; (iv) certain events of bankruptcy, insolvency or reorganization of the Company; or (v) any other Event of Default provided in a supplemental indenture with respect to Debt Securities of that series. (Section 5.1 of the Indenture.)

     If any Event of Default with respect to the Debt Securities of any series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series, by written notice to the Company (and to the Trustee if given by such holders of Debt Securities), may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the Applicable Prospectus Supplement) and accrued interest of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in aggregate principal amount of outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 5.01 of the Indenture.)

     The Indenture provides that the Trustee will, within 90 days after the occurrence of a default with respect to the Debt Securities of any series, give to the holders of the Debt Securities of that series notice of all defaults known to it unless such default shall have been cured or waived; provided that except in the case of a default in payment on the Debt Securities of that series, the Trustee may withhold the notice if and so long as it in good faith determines that withholding such notice is in the interests of the holders of the Debt Securities of that series. (Section 5.11 of the Indenture.)

     The Indenture provides that the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected (with each such series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee. (Section 5.9 of the Indenture.)

     The holders of a majority in aggregate principal amount outstanding of any series of Debt Securities by notice to the Trustee may waive, on behalf of the holders of all Debt Securities of such series, any past default or Event of Default with respect to that series and its consequences except in respect of a covenant or provision of the Indenture which cannot under the terms of the Indenture be amended or modified without the consent of the holder of each outstanding Debt Security affected. (Section 5.10 of the Indenture.)

     The Indenture includes a covenant that the Company will file annually with the Trustee a certificate as to the Company's compliance with all conditions and covenants of the Indenture. (Section 3.5 of the Indenture.)

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order (i) to transfer or pledge any property to the Trustee as security for the Debt Securities of any series; (ii) to evidence the succession of another corporation to the Company and the assumption of the covenants of the Company by a successor to the Company; (iii) to add to the covenants of the Company such further covenants or provisions so as to further protect the holders of Debt Securities; (iv) to establish the form or terms of Debt Securities; (v) to evidence and provide for successor Trustees; or (vi) to cure any ambiguity or correct or supplement any defective provisions or to make any other provisions as the Company deems necessary or desirable, provided such action does not adversely affect the interests of any holder of Debt Securities of any series. (Section 8.1 of the Indenture.)

     The Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities affected by such supplemental indenture (voting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series, except that no such supplemental indenture may, without the consent of the holder of each Debt Security so affected, (i) extend the time for payment of principal or premium, if any, or interest on any Debt Security; (ii) reduce the principal of, or the rate of interest on, any Debt Security; (iii) reduce the amount of premium, if any, payable upon the redemption of any Debt Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of any Original Issue Discount Security; (v) change the currency or currency unit in which any Debt Security or any premium or interest thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; or (vii) reduce the percentage in principal amount of the affected outstanding Debt Securities as to which the consent of whose holders is required for modification or amendment of the Indenture. (Section 8.2 of the Indenture.)

DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides that the Company, at its option, (a) will be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, replace stolen, lost or mutilated Debt Securities of such series, maintain paying agencies and hold moneys for payment in trust) ("defeasance") or (b) need not comply with certain covenants of the Indenture, including those described under "Certain Covenants of the Company' and "Consolidation, Merger and Sale of Assets," and the occurrence of an event described in clause (iii) under "Events of Default" shall no longer be an Event of Default ("covenant defeasance"), in each case, if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations (as defined below) which through the payment of interest and principal in accordance with their terms will provide money, in an amount sufficient to pay all the principal of (and premium, if any) and interest on the Debt Securities of such series, and any mandatory sinking fund or analogous payments, on the dates such payments are due in accordance with the terms of the Debt Securities of such series. Such defeasance or covenant defeasance may only be established if, among other things, (i) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the Indenture shall have occurred and be continuing on the date of such deposit, and (ii) the Company shall have delivered an opinion of counsel to the effect that the holders of Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit or defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as if such defeasance had not occurred. In the case of defeasance as described in clause (a) above, such opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the Indenture. "U.S. Government Obligations" means obligations issued or guaranteed as to principal and interest by the United States or by an entity controlled or supervised by or acting as an instrumentality of the United States Government. (Article Ten)

THE TRUSTEE

     The First National Bank of Chicago is the Trustee under the Indenture. The Company may also maintain banking and other commercial relationships with the Trustee in the ordinary course of business.

                              PLAN OF DISTRIBUTION

     The Company may sell the Debt Securities through agents, underwriters and dealers and may sell Debt Securities to other purchasers directly. The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Debt Securities may be solicited by agents designated by the Company from time to time. Any such agent (which may be deemed to be an underwriter, as that term is defined in the Securities Act) involved in the offer or sale of the Debt Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the Applicable Prospectus Supplement. Unless otherwise indicated in the Applicable Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

     If any underwriters are utilized in the sale of the Debt Securities, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them, and the names of the underwriters and the terms of the transaction, including commissions, discounts or other compensation to the underwriters, will be set forth in the Applicable Prospectus Supplement used by the underwriters to make resales of the Debt Securities. If underwriters are utilized in the sale of the Debt Securities, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions at fixed public offering prices, at varying prices determined by the underwriter at the time of sale, or in negotiated transactions. Unless otherwise indicated in the Applicable Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Debt Securities will be obligated to purchase all such Debt Securities if any are purchased.

     If dealers are utilized in the sale of the Debt Securities, the Company will sell Debt Securities to such dealers as principal. The dealers may then resell such Debt Securities to the public at varying prices to be determined by such dealers at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Debt Securities so offered and sold. The name of any dealer and the terms of the transaction will be set forth in the Applicable Prospectus Supplement.

     Agents, underwriters and dealers may be entitled under relevant agreements that may be entered into with the Company to indemnification or contribution by the Company against certain civil liabilities, including liabilities under the Securities Act. Such agents, underwriters and dealers (or their affiliates) may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

     If so indicated in the Applicable Prospectus Supplement, the Company may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Debt Securities from the Company at the public offering price set forth in the Applicable Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified future date or dates. The Applicable Prospectus Supplement will set forth the commission payable to underwriters, dealers and agents soliciting purchases of Debt Securities pursuant to delayed delivery contracts accepted by the Company.

     The Debt Securities are not proposed to be listed on a securities exchange, and no underwriters or dealers will be obligated to make a market in the Debt Securities. The Company cannot predict the activity or liquidity of any trading in the Debt Securities.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Debt Securities being offered, including their validity, will be passed upon for the Company by Squire, Sanders & Dempsey L.L.P., Cleveland, Ohio.

                                    EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated in this Prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The Company estimates that expenses, other than underwriting compensation, in connection with the offering described in this Registration Statement will be as follows:

Registration Fee............................................    $ 59,000
Trustee's Fees..............................................      10,000
Printing and Engraving......................................      25,000
Legal Fees..................................................      50,000
Accounting Fees.............................................      30,000
Rating Agency Fees..........................................      60,000
Blue Sky Fees and Expenses..................................      15,000
Miscellaneous...............................................      10,000
                                                                --------
          Total.............................................    $259,000
                                                                ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Regulations of the Company provide that the Company shall indemnify any present or former director or officer of the Company against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such director or officer by reason of the fact that said person was such director or officer, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by applicable law.

     Ohio Revised Code Section 1701.13 permits indemnification of such persons with respect to such matters, other than an action by or in the right of the Company, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action brought by or in the right of the Company, such Ohio Revised Code section permits indemnification of such persons against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the settlement or defense of such action if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Company, subject to certain exceptions, including an exception for a matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Company, unless the court in which such action was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     Each director and officer of the Company is a party to an indemnification agreement with the Company, which agreement provides that the Company will indemnify such officer or director against expenses, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement, in connection with any claim against such officer or director arising out of such person's being an officer or director of the Company, to the full extent provided by (i) the Company's Regulations or Articles of Incorporation, as in effect on the date of the agreement or at the time expenses are incurred, (ii) Ohio law or the law governing the Company at the time the expenses are incurred, or (iii) insurance maintained by the Company, at the option of such officer or director. The Company has also agreed to maintain directors' and officers' liability insurance so long as such insurance is available on a basis acceptable to the Company, and to advance funds for expenses, provided the officer or director agrees to reimburse the Company if such officer or director is ultimately found not to be entitled to such indemnifications.

     The Company maintains insurance policies that insure the Company's directors and officers against certain liabilities (excluding fines and penalties imposed by law) which might be incurred by them in such capacities and insure the Company for amounts which may be paid by it (up to the limits of such policies) to indemnify the directors and officers covered by the policies.

ITEM 16. EXHIBITS.


       (1)*    --   Form of Underwriting Agreement.
       (4)(a)** --  Form of Indenture between the Company and The First National
                    Bank of Chicago, as Trustee.
       (4)(b)** --  Form of Debt Security.
       (5)**   --   Opinion of Squire, Sanders & Dempsey L.L.P.
      (12)     --   Computation of Ratio of Earnings to Fixed Charges.
      (23)(a)  --   Consent of Deloitte & Touche LLP.
      (23)(b)** --  Consent of Squire, Sanders & Dempsey L.L.P. (included in
                    Exhibit 5).
      (24)**   --   Powers of Attorney.
      (25)**   --   Statement of Eligibility on Form T-1 under the Trust
                    Indenture Act of 1939, as amended, of The First National
                    Bank of Chicago.


---------------

 * To be filed by amendment.


** Previously filed.


ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to the Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.

          (6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has theretofore been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE LUBRIZOL CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WICKLIFFE, STATE OF OHIO, ON THIS 28TH DAY OF AUGUST, 1998.


                                          THE LUBRIZOL CORPORATION

                                          By: /S/ W. G. BARES

                                            ------------------------------------
                                            W. G. Bares, Chairman of the Board,
                                            President and Chief Executive
                                              Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED ON THIS 28TH DAY OF AUGUST, 1998, BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.



                   SIGNATURE                                             TITLE
                   ---------                                             -----
* /s/ W. G. BARES                                 Chairman of the Board, President and Chief
------------------------------------------------  Executive Officer (Principal Executive Officer)
W. G. Bares

* /s/ C. P. COOLEY                                Vice President, Chief Financial Officer and
------------------------------------------------  Treasurer (Principal Financial Officer)
C. P. Cooley

* /s/ G. P. LIEB                                  Controller, Accounting and Financial (Principal
------------------------------------------------  Accounting Officer)
G. P. Lieb

* /s/ EDWARD F. BELL                              Director
------------------------------------------------
Edward F. Bell

* /s/ L. E. COLEMAN                               Director
------------------------------------------------
L. E. Coleman

* /s/ PEGGY GORDON ELLIOTT                        Director
------------------------------------------------
Peggy Gordon Elliott

* /s/ FOREST J. FARMER, SR.                       Director
------------------------------------------------
Forest J. Farmer, Sr.

* /s/ GORDON D. HARNETT                           Director
------------------------------------------------
Gordon D. Harnett

* /s/ VICTORIA F. HAYNES                          Director
------------------------------------------------
Victoria F. Haynes

* /s/ DAVID H. HOAG                               Director
------------------------------------------------
David H. Hoag

* /s/ WILLIAM P. MADAR                            Director
------------------------------------------------
William P. Madar

* /s/ RONALD A. MITSCH                            Director
------------------------------------------------
Ronald A. Mitsch

* /s/ M. THOMAS MOORE                             Director
------------------------------------------------
M. Thomas Moore


*By: /s/ C. P. COOLEY

     -------------------------------------------------------
     C. P. Cooley, Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                      EXHIBIT
-------                                     -------
    (1)*     --   Form of Underwriting Agreement.
    (4)(a)** --   Form of Indenture between the Company and The First National
                  Bank of Chicago, as Trustee.
    (4)(b)** --   Form of Debt Security.
    (5)**    --   Opinion of Squire, Sanders & Dempsey L.L.P.
   (12)      --   Computation of Ratio of Earnings to Fixed Charges.
   (23)(a)   --   Consent of Deloitte & Touche LLP.
   (23)(b)** --   Consent of Squire, Sanders & Dempsey L.L.P. (included in
                  Exhibit 5).
   (24)**    --   Powers of Attorney.
   (25)**    --   Statement of Eligibility on Form T--1 under the Trust
                  Indenture Act of 1939, as amended, of The First National
                  Bank of Chicago.


---------------

 * To be filed by amendment.


** Previously filed.